UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2013, Cadence Pharmaceuticals, Inc. (the “Company”) entered into a third amendment to the lease agreement for its corporate office space with PRII High Bluffs LLC and Collins Corporate Center Partners, LLC (the “Third Amendment”). Under the terms of the Third Amendment, the Company will lease approximately 23,750 square feet of space from January 1, 2014, through May 31, 2019. The Company will also have the option to extend the lease for one additional five year period. The monthly basic rent will increase by 3% annually from approximately $79,550 in 2014 to $92,200 in 2019, however, the Company’s monthly basic rent will be abated from February 2014 through June 2014. The Third Amendment also provides that the Company’s existing security deposit will be reduced from $189,738 to $92,219 on January 1, 2014. In addition, the Company will be entitled to a one-time tenant improvement allowance of up to approximately $475,000.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Third Amendment to Lease dated September 24, 2013 by and among the Company and PRII High Bluffs LLC and Collins Corporate Center Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue

William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: September 27, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Third Amendment to Lease dated September 24, 2013 by and among the Company and PRII High Bluffs LLC and Collins Corporate Center Partners, LLC